    As filed with the Securities and Exchange Commission on December 13, 2000
                                                         Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       INTERMAGNETICS GENERAL CORPORATION
               (Exact name of issuer as specified in its charter)

               New York                                          14-1537454
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                          Identification Number)

                             450 Old Niskayuna Road
                                  P.O. Box 461
                              Latham, NY 12110-0461
                    (Address of principal executive offices)


                             1990 STOCK OPTION PLAN
                            (Full title of the plan)

                               Michael C. Zeigler
                             Chief Financial Officer
                       Intermagnetics General Corporation
                             450 Old Niskayuna Road
                                  P.O. Box 461
                              Latham, NY 12110-0461
                     (Name and address of agent for service)

                                 (518) 782-1122
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                               Stephen P. Farrell
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                          New York, New York 10178-0600
                                 (212) 309-6050

                                            CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                             Proposed Maximum Offering   Proposed Maximum Aggregate    Amount of
Title of Securities           Amount to be        Price Per Share*            Offering Price*        Registration
to be Registered               Registered                                                                 Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value          521,503            [ $17.40625]               [ $9,077,412]           [$2,396]
$.10 per share.......
====================================================================================================================

(*) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low prices of shares of Common Stock on December 12, 2000, as reported in the American Stock Exchange Composite Transactions.

This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to increase the number of shares of Intermagnetics General Corporation Common Stock, par value $.10 per share available for issuance under the 1990 Stock Option Plan.

         Pursuant to General Instruction E of Form S-8, the contents of the Company's earlier Registration Statements on Form S-8 (Registration No. 33-44693, Registration No. 33-55092, Registration No. 33-72160, Registration No. 333-10553, Registration No. 333-42163 and Registration No. 333-75269) relating to the 1990 Stock Option Plan are incorporated herein by reference.

Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                              Exhibit
------                              -------

 5                         Opinion of Katherine M. Sheehan, Esq.

24.1                       Consent of PricewaterhouseCoopers LLP

24.2                       Consent of KPMG LLP

24.3                       Consent of Katherine M. Sheehan, Esq.
                           (included as part of Exhibit 5)

25                         Power of Attorney
                           (included as part of the signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Latham, State of New York, on this 13th day of December, 2000.

                                    INTERMAGNETICS GENERAL CORPORATION



                                    By: /s/ Glenn H. Epstein
                                        -------------------------------------
                                        Glenn H. Epstein
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Glenn
H. Epstein, President and Chief Executive Officer, and Michael C. Zeigler, Senior Vice President - Finance and Chief Financial Officer, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


/s/ Glenn H. Epstein
---------------------------------------------
Glenn H. Epstein
President, Chief Executive Officer
and Director


/s/ Michael C. Zeigler
---------------------------------------------
Michael C. Zeigler
Senior Vice President - Finance;
Chief Financial Officer (Principal
Financial and Accounting Officer)


/s/ Carl H. Rosner
---------------------------------------------
Carl H. Rosner
Chairman of the Board of Directors



/s/ John M. Albertine
---------------------------------------------
John M. Albertine
Director



/s/ James S. Hyde
---------------------------------------------
James S. Hyde
Director


/s/ Thomas L. Kempner
---------------------------------------------
Thomas L. Kempner
Director


/s/ Stuart A. Shikiar
---------------------------------------------
Stuart A. Shikiar
Director


/s/ Sheldon Weinig
---------------------------------------------
Sheldon Weinig
Director

                                INDEX TO EXHIBITS


Exhibit
Number                          Exhibit
------                          -------

 5                              Opinion of Katherine M. Sheehan, Esq.

24.1                            Consent of PricewaterhouseCoopers LLP

24.2                            Consent of KPMG LLP

24.3                            Consent of Katherine M. Sheehan, Esq.
                                (included in Exhibit 5)

25                              Power of Attorney
                                (included in signature page)